Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Hank Scaramelli
Chief Financial Officer
Datascope Corp.
Montvale, NJ 07645
Tel: (201) 307-5435
Datascope Names Henry M. Scaramelli Chief Financial Officer
Montvale, New Jersey, August 3, 2007....Datascope Corp. (NASDAQ:DSCP) today named Henry M. Scaramelli Vice-President, Finance and Chief Financial Officer. Mr. Scaramelli has served as Acting Chief Financial Officer since April 2007.
Scaramelli is a 17-year veteran financial executive at Datascope, starting as Controller of the Cardiac Assist Division, and followed by successive promotions to Vice-President of Finance of that division, and to Group Vice-President of Finance of the Cardiac Assist and InterVascular divisions. Four years ago, Scaramelli was promoted to Corporate Vice-President and Controller. Scaramelli holds an MBA and a BS in Accounting from Fairleigh Dickinson University.
About Datascope Corp.
Datascope Corp. is the global leader of intra-aortic balloon counterpulsation to assist the heart, and a diversified medical device company that develops, manufactures and markets proprietary products for clinical health care markets in interventional cardiology and radiology, cardiovascular and vascular surgery, anesthesiology, emergency medicine and critical care. Datascope’s products are sold throughout the world through direct sales representatives and independent distributors. Founded in 1964, Datascope is headquartered in Montvale, New Jersey. For news releases, webcasts and other Company information please visit Datascope’s website, www.datascope.com.